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                                                                   Exhibit 3.103

                                ENDORSED - FILED
                     in the office of the Secretary of State
                           of the State of California

                                   FEB 04 2003

                                  KEVIN SHELLEY
                               Secretary of State




                            ARTICLES OF INCORPORATION
                                       OF

                        MOUNTAIN VIEW COUNTRY CLUB, INC.
               (A California Nonprofit Mutual Benefit Corporation)

                                    ARTICLE I
                               NAME OF CORPORATION

           The name of this corporation ("Corporation" herein) is Mountain View Country Club, Inc.

                                   ARTICLE II
                                     PURPOSE

 A. This Corporation is a nonprofit mutual benefit corporation organized under the Nonprofit Mutual Benefit Corporation Law. The purpose of this Corporation is to engage in any lawful act or activity, other than credit union business, for which a corporation may be organized under such law.

 B. The specific purpose of this Corporation is to own and operate a private golf, tennis, swimming, exercise and social club for the social, pleasure, recreation and other nonprofitable purposes of its members, immediate family members, guests and other users permitted from time to time. The Corporation is organized exclusively for social, pleasure, recreation and other nonprofitable purposes. The Corporation shall have and exercise any and all powers, rights, and privileges which a corporation organized under the Nonprofit Mutual Benefit Corporation Law may now or hereafter have or exercise.

 C. Notwithstanding any of the above statements of purposes and powers, this Corporation shall not, except to an insubstantial degree, engage in any activities or exercise any powers that are not in furtherance of the specific purposes of the Corporation.

                                   ARTICLE III
                              CLASSES OF MEMBERSHIP

         The classifications, qualifications, characteristics, rights, privileges, limitations and obligations of membership and the manner of admission shall be as set forth in and regulated by the Bylaws of the Corporation.

                                   ARTICLE IV
                                  VOTING RIGHTS

         Members of the Corporation shall have such voting rights as are set forth in the Bylaws of the Corporation.


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                                    ARTICLE V
                      NAME OF AGENT FOR SERVICE OF PROCESS

         The name ___________ in the State of California of this Corporation's initial agent for the service of process is:

       CT Corporation System
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         The undersigned, who is the Incorporator of the Corporation, has executed these Articles of Incorporation this 3rd day of February, 2003.


                                                  /s/ Denise R. Kling
                                             ----------------------------------
                                             Denise R. Kling, Incorporator